AMENDMENT NO. 3
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated April 30, 2004, by and among AIM Variable Insurance Funds, a Delaware trust (“AVIF”); Invesco Aim Distributors, Inc., a Delaware corporation (“AIM”), Metropolitan Life Insurance Company, a New York life insurance company, (“LIFE COMPANY”), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each an “Account,” and collectively, the “Accounts”), is hereby amended as follows:
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds will be renamed AIM Variable Insurance Funds(Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds(Invesco Variable Insurance Funds);
     WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. will be renamed Invesco Distributors, Inc. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.
     WHEREAS the parties desire to amend, the list of the Accounts and the list of Funds set forth in Schedule A to the Agreement.
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS(INVESCO VARIABLE INSURANCE FUNDS)
ACCOUNTS UTILIZING THE FUNDS
ALL ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE ACCOUNTS
ALL CONTRACTS FUNDED BY THE ACCOUNTS
     Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 3 to be executed in their name and on their behalf by and through their duly authorized officers signing below.
Effective date: April 30, 2010

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson		By:	/s/ John M. Zerr

	Name:	Peter Davidson		Name:	John M. Zerr
	Title:	Assistant Secretary		Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson		By:	/s/ John S. Cooper

	Name:	Peter Davidson		Name:	John S. Cooper
	Title:	Assistant Secretary		Title:	President

METROPOLITAN LIFE INSURANCE COMPANY (on behalf of the Accounts and itself)

Attest:	/s/ Paula Minella		By:	/s/ Alan C. Leland

	Name:	Paula Minella		Name:	Alan C. Leland
	Title:	Counsel		Title:	Counsel

2